Execution Version
AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

    This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 20, 2026 (this “Amendment”), is among MGP INGREDIENTS, INC. a Kansas corporation (the “Borrower”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER (each a “Guarantor” and collectively, the “Guarantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent (in such capacity, the “Administrative Agent”) and the Lenders (as defined below) party hereto.

RECITALS:

A.The Borrower, the Administrative Agent and the lenders from time to time party thereto (the “Lenders”) have entered into an Amended and Restated Credit Agreement dated as of April 24, 2025 (as in effect on the date hereof, the “Existing Credit Agreement”; and the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
B.The Guarantors have entered into an Amended and Restated Guaranty Agreement dated of even date with the Credit Agreement (the “Subsidiary Guaranty Agreement”) in favor of the Administrative Agent and other Secured Parties and various Security Documents.
C.The Borrower has requested that the Administrative Agent and Lenders amend certain provisions of the Existing Credit Agreement.
D.Subject to the terms and conditions set forth below, the Administrative Agent and Lenders party hereto are willing to so amend the Existing Credit Agreement.
    In furtherance of the foregoing, the parties agree as follows:

    Section 1.    AMENDMENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein and in the documents delivered in connection herewith, on the Amendment Effective Date (as defined below), the parties hereto acknowledge and agree that:

(a)Section 1.1 of the Existing Credit Agreement is hereby amended to add the following new definition in alphabetical order therein:

“Penelope Acquisition” means that certain acquisition by Luxco, Inc. on May 31, 2023 of the Equity Interests of Penelope Bourbon LLC, a Delaware limited liability company, in accordance with the Equity Purchase Agreement, dated as of May 5, 2023, among Luxco, Inc., Penelope Bourbon LLC and the other parties party thereto.

(b)Section 8.1(a) of the Existing Credit Agreement is hereby amended to (i) delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text) as set forth below:
(a)    Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the last day of any fiscal quarter (commencing with the fiscal quarter ended March 31, 2025) to be greater than 4.00 to 1.00; provided that (i) if the aggregate

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consideration (including any earn-out obligation, purchase price adjustment or other contingent consideration with respect to the Penelope Acquisition) paid in connection with any Permitted Acquisition or the Penelope Acquisition, when taken together with the aggregate consideration for any previous Permitted Acquisitions since the Closing Date (or, in the case of the second Elevated Ratio Period (as defined below) hereunder, since the end of the first Elevated Ratio Period), is in excess of $25,000,000, then the Borrower shall have the right to elect to increase the maximum permitted Consolidated Net Leverage Ratio required to be maintained by this Section 8.1(a) to 4.50 to 1.00, which such increase shall be applicable (i) with respect to ~~a~~any such Permitted Acquisition (A) that is not a Limited Condition Transaction, for the fiscal quarter in which such acquisition is consummated and the three (3) consecutive quarterly test periods thereafter or (~~ii~~B) ~~with respect to a Permitted Acquisition~~ that is a Limited Condition Transaction, for purposes of determining compliance with this Section 8.1(a) on the LCT Test Date, for the fiscal quarter in which such Permitted Acquisition is consummated and for the three (3) consecutive quarterly test periods after which such Permitted Acquisition is consummated and (ii) solely with respect to the Penelope Acquisition, for the fiscal quarter in which any earn-out obligation, purchase price adjustment or other contingent consideration is paid in connection therewith and the three (3) consecutive quarterly test periods thereafter (each such period, an “Elevated Ratio Period”) so long as (A) there is at least one fiscal quarter end after the end of each Elevated Ratio Period at which the Consolidated Net Leverage Ratio is less than or equal to 4.00 to 1.00, (B) there shall be no more than one Elevated Ratio Period in effect at any given time, and (C) there shall be no more than two Elevated Ratio Periods after the Closing Date. Such election shall be made by the delivery of a written notice by the Borrower to the Administrative Agent making reference to this Section 8.1(a) and notifying the Administrative Agent of the Borrower’s exercise of this right on or prior to the date of the actual or required delivery of a Compliance Certificate for the fiscal quarter in which such acquisition is consummated (or, solely with respect to the Penelope Acquisition, the payment of any earn-out obligation, purchase price adjustment or other contingent consideration paid in connection with the Penelope Acquisition) or, with respect to a Limited Condition Transaction, at the time of election by the Borrower with respect to such Limited Condition Transaction under Section 1.12.
(c)Exhibit F (Form of Compliance Certificate) to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth as Annex A hereto.

The amendments to the Existing Credit Agreement are limited to the extent specifically described herein and no other terms, covenants or provisions of the Existing Credit Agreement or any other Loan Document are intended to be affected hereby.

Section 2.    CONDITIONS PRECEDENT. The parties hereto agree that the amendments set forth in Section 1 above shall not be effective until the satisfaction of each of the following conditions precedent (the date on which such conditions are satisfied, the “Amendment Effective Date”):

(a)Documentation. The Administrative Agent’s receipt of (i) a counterpart of this Amendment, duly executed and delivered by the Borrower, the Guarantors, and the Required Lenders and (ii) a satisfactory corresponding amendment with respect to the Senior Note Purchase Agreement; and

(b)Fees and Expenses. All reasonable and documented fees and expenses of counsel to the Administrative Agent estimated to date shall have been paid in full to the extent invoiced in writing and
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delivered to the Borrower prior to the Amendment Effective Date (without prejudice to final settling of accounts for such fees and expenses payable pursuant to Section 11.3 of the Credit Agreement).

Without limiting the generality of the provisions of the last paragraph of Section 10.3 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

Section 3.    REPRESENTATIONS AND WARRANTIES.

(a)    In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:

(i)    The representations and warranties made by the Loan Parties in Article VI of the Credit Agreement are true and correct in all material respects (except to the extent already subject to a materiality standard in which case such representation or warranty shall be true and correct in all respects) on and as of the date hereof with the same effect as if made on and as of such date, except that (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent already subject to a materiality standard in which case such representation or warranty shall be true and correct in all respects) as of such earlier date and (y) the representations and warranties contained in Section 6.5 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.3(a) and (b) of the Credit Agreement, respectively.

(ii)    Since December 31, 2024, no act, event, condition or circumstance has occurred or arisen which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(iii)    No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment.

(b)    In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, the Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders that (i) it has the corporate or limited liability company power and authority to execute and deliver this Amendment and the Borrower has the power and authority to perform this Amendment, (ii) it has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance of this Amendment, (iii) this Amendment has been duly executed and delivered on behalf of such Loan Party, and (iv) this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.    MISCELLANEOUS.

    (a)    Ratification and Confirmation of Loan Documents. Each of the Borrower and each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby
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confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Guarantor, the continuation of its payment and performance obligations under the Subsidiary Guaranty Agreement upon and after the effectiveness of the amendments contemplated hereby and, with respect to both the Borrower and each Guarantor, the continuation and extension of the liens granted under the Security Documents to secure the Obligations).

    (b)    Fees and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse the Administrative Agent in accordance with the terms thereof.

    (c)    Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

    (d)    Governing Law; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 11.5 and 11.6 of the Credit Agreement.

    (e)    Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof. The execution and delivery of this Amendment shall be deemed to include electronic signatures on electronic platforms approved by the Administrative Agent, which shall be of the same legal effect, validity or enforceability as delivery of a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, upon the request of any party hereto, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof.

    (f)    Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in a writing signed by the Administrative Agent and requisite Lenders for such purpose.

    (g)    Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Guarantor, the Administrative Agent, the Lenders and their respective successors and assigns (subject to Section 11.9 of the Credit Agreement).
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[Remainder of page intentionally left blank; signature pages follow]
    5

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    The following parties have caused this Amendment to be executed as of the date first written above.

                        BORROWER:
    MGP INGREDIENTS, INC., a Kansas corporation

By: /s/ Brandon Gall
    Name: Brandon Gall
    Title: Chief Financial Officer and Treasurer

GUARANTORS:
MGPI PROCESSING, INC., a Kansas corporation

By: /s/ Brandon Gall
    Name: Brandon Gall
    Title: Chief Financial Officer and Treasurer

MGPI PIPELINE, INC., a Kansas corporation
By: /s/ Brandon Gall
    Name: Brandon Gall
    Title: Chief Financial Officer and Treasurer

MGPI OF INDIANA, LLC, a Delaware limited liability company

By: /s/ Brandon Gall
    Name: Brandon Gall
    Title: Chief Financial Officer and Treasurer

LMX, LLC, a Nevada limited liability company

    By: /s/ Brandon Gall
    Name: Brandon Gall
    Title: Chief Financial Officer and Treasurer
MGP Ingredients, Inc.
Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

LUXCO, INC., a Missouri corporation

By: /s/ Brandon Gall
    Name: Brandon Gall
    Title: Chief Financial Officer and Treasurer

MGP Ingredients, Inc.
Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT, ISSUING LENDER AND LENDERS:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By: /s/ Ken Washington
Name: Ken Washington
Title: Senior Vice President

MGP Ingredients, Inc.
Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Swingline Lender, Issuing Lender and a Lender

By: /s/ Ken Washington
Name: Ken Washington
Title: Senior Vice President

MGP Ingredients, Inc.
Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By: /s/ Lucas Bross
Name: Lucas Bross
Title: Senior Vice President

MGP Ingredients, Inc.
Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

COMPEER FINANCIAL, PCA, as a Lender

By: /s/ Jake Bender
Name: Jake Bender
Title: Director, Capital Markets

MGP Ingredients, Inc.
Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

FARM CREDIT SERVICES OF AMERICA, PCA, as a Lender

By: /s/ Lisa Caswell
Name: Lisa Caswell
Title: Managing Director Capital Markets

MGP Ingredients, Inc.
Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

AGFIRST FARM CREDIT BANK, as a Lender

By: /s/ Sarah E. Burton
Name: Sarah E. Burton
Title: SVP

MGP Ingredients, Inc.
Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

FARM CREDIT MID-AMERICA, PCA, as a Lender

By: /s/ Aaron T. Miller
Name: Aaron T. Miller
Title: Vice President Capital Markets

MGP Ingredients, Inc.
Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

GREENSTONE FARM CREDIT SERVICES, ACA, as a Lender

By: /s/ Curtis Flammini
Name: Curtis Flammini
Title: VP Capital Markets
MGP Ingredients, Inc.
Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

Annex A
Exhibit F (Form of Compliance Certificate)
See attached.

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EXHIBIT F
to
Amended and Restated Credit Agreement
dated as of April 24, 2025
by and among
MGP Ingredients, Inc.,
as Borrower,
the lenders from time to time party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent,
Swingline Lender and Issuing Lender

FORM OF COMPLIANCE CERTIFICATE

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COMPLIANCE CERTIFICATE
Statement Date: _____________, 20___
To:    Wells Fargo Bank, National Association, as Administrative Agent
The undersigned, a Responsible Officer of MGP Ingredients, Inc., a Kansas corporation (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:
1.    This Compliance Certificate is delivered to you pursuant to Section 7.3(c) of the Amended and Restated Credit Agreement, dated as of April 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
[Use following paragraph 2 for fiscal year-end financial statements]
2.    Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.3(a) of the Credit Agreement for the fiscal year of the Consolidated Group ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 2 for fiscal quarter-end financial statements]
2.    Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.3(b) of the Credit Agreement for the fiscal quarter of the Consolidated Group ended as of the above date. Such consolidated financial statements fairly present in all material respects the financial condition of the Consolidated Group on a consolidated basis as of their respective dates and the results of operations of the Consolidated Group for the respective periods then ended, subject to normal year end adjustments and the absence of footnotes.
3.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a reasonably detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
4.    The review described in paragraph 3 above did not disclose, and I have no knowledge of, the existence of any Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate [, except, if such condition or event existed or exists, the below describes the nature and period of existence thereof and what action [the Borrower] has taken, is taking and proposes to take with respect thereto].
5.    The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.
6.    Attached hereto as Schedule 3 is a list of all Subsidiaries that are Immaterial Subsidiaries as of the date of this certificate and calculations showing compliance with the definition of “Immaterial Subsidiary” and Section 7.9 of the Credit Agreement.
Exhibit F
Form of Compliance Certificate

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[7.    Set forth on Schedule 4 are descriptions of Intellectual Property (as defined in the Security Agreement) of the Loan Parties registered with or for which an application for registration has been filed with the United States Patent and Trademark Office or the United States Copyright Office, in each case, during the period covered by this certificate.]
[8.    Set forth on Schedule 5 is a description of any commercial tort claim where the amount of damages reasonably expected to be realized by the applicable Loan Party (as determined by the applicable Loan Party in good faith) in excess of $2,500,000 that has arisen during the period covered by this certificate.]
[9.    Set forth on Schedule 6 is a description of any new locations at which Collateral with a fair market value in excess of $1,000,000 (other than Collateral (i) that is in transit in the ordinary course of business, (ii) out to a third party location for improvement, service or repair, (iii) that has been purchased in a transaction by the Loan Documents but has not yet been delivered to the applicable Loan Party or (iv) in the possession of a third party processor or held in a third party control state warehouse in the ordinary course of business) is located, which locations have been established during the period covered by this certificate.]

[Signature page follows.]

Exhibit F
Form of Compliance Certificate

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IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the day and year first written above.

MGP INGREDIENTS, INC.

By:
Name:
Title:

Exhibit F
Form of Compliance Certificate

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Schedule 1
to
Compliance Certificate

[See attached.]

Exhibit F
Form of Compliance Certificate

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Schedule 2
to
Compliance Certificate
CONSOLIDATED NET LEVERAGE RATIO EXHIBIT

I.    Consolidated Funded Indebtedness:     $_______________
II.    Unrestricted Cash on such date in an aggregate amount not to exceed
    $50,000,000:    $_______________
III.    Consolidated EBITDA1:

    (A)    Consolidated Net Income    $_______________
    (B)    + income taxes (whether federal, state, local or otherwise)    $_______________
    (C)    + Consolidated Interest Expense     $_______________
    (D)    + depreciation and amortization    $_______________
    (E)    + non-cash charges for earn-outs and other similar contingent
        consideration payments in connection with Acquisitions    $_______________
    (F)    + other non-cash charges (except to the extent that such non-cash
        charges are reserved for cash charges to be taken in the future)    $_______________
    (G)    - non-cash gains or non-cash items increasing Consolidated
        Net Income.    $_______________
    (H)    = Consolidated EBITDA    $_______________
Consolidated Net Leverage Ratio = (Line I – Line II) ÷ Line III(H):    _____ to 1.00

Maximum permitted Consolidated Net Leverage Ratio is:     [4.00]2 to 1.00
1 Consolidated EBITDA shall be calculated giving pro forma effect to any Material Acquisition and any Material Disposition that occurs during the applicable period as if such transaction occurred on the first day of such period in accordance with Section 1.9 of the Credit Agreement.
2 provided that (i) if the aggregate consideration (including any earn-out obligation, purchase price adjustment or other contingent consideration with respect to the Penelope Acquisition) paid in connection with any Permitted Acquisition or the Penelope Acquisition, when taken together with the aggregate consideration for any previous Permitted Acquisitions since the Closing Date (or, in the case of the second Elevated Ratio Period (as defined below) hereunder, since the end of the first Elevated Ratio Period), is in excess of $25,000,000, then the Borrower shall have the right to elect to increase the maximum permitted Consolidated Net Leverage Ratio required to be maintained by Section 8.1(a) of the Credit Agreement to 4.50 to 1.00, which such increase shall be applicable (i) with respect to any such Permitted Acquisition (A) that is not a Limited Condition Transaction, for the fiscal quarter in which such acquisition is consummated and the three (3) consecutive quarterly test periods thereafter or (B) that is a Limited Condition Transaction, for purposes of determining compliance with Section 8.1(a) of the Credit Agreement on the LCT Test Date, for the fiscal quarter in which such Permitted Acquisition is consummated and for the three (3) consecutive quarterly test periods after which such Permitted Acquisition is consummated and (ii) solely with respect to the Penelope Acquisition, for the fiscal quarter in which any earn-out obligation, purchase price adjustment or other contingent consideration is paid in connection therewith and the three (3) consecutive quarterly test periods thereafter (each such period, an “Elevated Ratio Period”) so long as (A) there is at least one fiscal quarter end after the end of each Elevated Ratio Period at which the Consolidated Net Leverage Ratio is less than or equal to 4.00 to 1.00, (B) there shall be no more than one Elevated Ratio Period in effect at any given time, and (C) there shall be no more than two Elevated Ratio Periods after the Closing Date. Such election shall be made by the delivery of a written notice by the Borrower to the Administrative Agent making reference to Section 8.1(a) of the Credit Agreement and notifying the Administrative Agent of the Borrower’s exercise of this right on or prior to the date of the actual or required delivery of a Compliance Certificate for the fiscal quarter in which such acquisition is consummated (or, solely with respect to the Penelope Acquisition, the payment of any earn-out obligation, purchase price adjustment or other contingent consideration paid in connection with the Penelope Acquisition) or, with respect to a Limited Condition Transaction, at the time of election by the Borrower with respect to such Limited Condition Transaction under Section 1.12 of the Credit Agreement.
Exhibit F
Form of Compliance Certificate

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The Applicable Margin is to be calculated at Tier ___.

		Applicable Margin
Tier	Consolidated Net Leverage Ratio	Adjusted Daily Simple SOFR/Adjusted Term SOFR Loans	Base Rate Loans	Commitment Fee
I	Less than 2.00 to 1.00	1.000%	0.000%	0.150%
II	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	1.250%	0.250%	0.175%
III	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	1.500%	0.500%	0.200%
IV	Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	1.750%	0.750%	0.225%
V	Greater than or equal to 3.50 to 1.00	2.000%	1.000%	0.250%

Exhibit F
Form of Compliance Certificate

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CONSOLIDATED FIXED CHARGE COVERAGE RATIO EXHIBIT

I.    Cash Flow Available to Pay Fixed Charges:    $_______________

    (A)    Consolidated EBITDA (Line III(H) to Consolidated Leverage
        Ratio Exhibit)    $_______________
    (B)    - dividends and distributions by the Borrower to its shareholders    $_______________
    (C)    - income taxes (whether federal, state, local or otherwise) paid in
        cash     $_______________
    (D)    - Maintenance Capital Expenditures     $_______________
    (E)    - share repurchases or other acquisition or retirement of any of the
        Borrower’s Equity Interests or any security convertible into or exchangeable for any of the Borrower’s Equity Interests (other than Permitted Convertible Indebtedness and any early redemption
        of the 2021 Convertible Notes)3    $_______________
    (F)    = Cash Flow Available to Pay Fixed Charges    $_______________

II.    Consolidated Fixed Charges:    $_______________

    (A)    Consolidated Interest Expenses    $_______________
    (B)    + scheduled principal payments of Consolidated Funded
        Indebtedness (other than Loans and any early redemption
        of the 2021 Convertible Notes)     $_______________
    (C)    = Consolidated Fixed Charges    $_______________

Consolidated Fixed Charge Coverage Ratio = Line I(F) ÷ Line II(C):    _____ to 1.00

Minimum permitted Consolidated Fixed Charge Coverage Ratio is:    1.25 to 1.00
3 provided that share repurchases and other acquisitions of stock of the Borrower or securities convertible therefor in an aggregate amount not to exceed $25,000,000 in any four consecutive fiscal quarter period shall be excluded from the amounts deducted pursuant to this Line (I)(E).
Exhibit F
Form of Compliance Certificate

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Schedule 3
to
Compliance Certificate
List of Immaterial Subsidiaries

Subsidiary	Assets of Subsidiary	Total Assets of Borrower and its Subsidiaries	% of Total Assets	Revenue of Subsidiary	Consolidated Revenue of Borrower and its Subsidiaries	% of Consolidated Revenue

Exhibit F
Form of Compliance Certificate

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[Schedule 4
to
Compliance Certificate
List of Intellectual Property]

Exhibit F
Form of Compliance Certificate

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[Schedule 5
to
Compliance Certificate
List of Material Commercial Tort Claims]
Exhibit F
Form of Compliance Certificate

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[Schedule 6
to
Compliance Certificate
List of New Locations]

Exhibit F
Form of Compliance Certificate

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